Exhibit 10.1

September 27, 2018

Rodney O. Martin, Jr. Voya Financial, Inc. 230 Park Avenue 13th Floor
New York, N.Y. 10169

Re: Second Amendment to Employment Agreement

Dear Rod:

This letter agreement (the "Second Amendment") amends and extends your Employment Agreement, dated as of December 11th, 2014 (the "2014 Agreement") as amended by a letter agreement dated September 18, 2017 (the "Agreement") with Voya Financial, Inc., a Delaware corporation (the "Company"). All capitalized terms used and not expressly defined herein shall have the meaning set forth in the Agreement. Except as expressly amended herein, all provisions of the Agreement shall remain in effect through the end of the Term (as extended hereby and as it may be mutually agreed to be further extended).

1.	Extension of Term; Additional Mutual Option to Further Extend Term.

This Second Amendment shall be effective as of the date set forth above (the "Amendment Effective Date"). Effective as of the Amendment Effective Date, you and the Company agree that, unless terminated earlier as provided in Section 5 of the 2014 Agreement, the Term of the Agreement will end on December 31, 2020; provided, however, that, prior to July 1, 2020, you and the Company may mutually agree to extend the Term of the Agreement by an additional year to December 31, 2021.
Notwithstanding anything herein to the contrary, in the event that you and the Company agree that the Agreement shall expire as of the end of the Term, such expiration shall not constitute a termination by the Company without Cause or by you for Good Reason.

2.	General Provisions.

(a)The provisions of Sections 10 and 11 of the 2014 Agreement shall apply equally to this Second Amendment.
(b)Consideration. This Second Amendment is in consideration of the mutual covenants contained in it. You and the Company acknowledge the receipt and sufficiency of the consideration to this Second Amendment and intend this Second Amendment to be legally binding.

(c)Counterparts. This Second Amendment may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

Very truly yours,
VOYA FINANCIAL., INC.
By:	/s/	Kevin D. Silva
Name:		Kevin D. Silva
Title:		Executive Vice President and Chief Human Resources Officer

AGREED AND ACKNOWLEDGED:

/s/	Rodney O. Martin, Jr.
Rodney O. Martin, Jr.,
Chairman and Chief Executive Officer